Exhibit 99.1

FOR IMMEDIATE RELEASE
Group 1 Automotive Schedules Release of Third Quarter 2025 Financial Results
HOUSTON, TX, October 13, 2025 — Group 1 Automotive, Inc. (NYSE: GPI) (“Group 1” or the “Company”), a Fortune 250 automotive retailer with 259 dealerships located in the U.S. and U.K., today announced that it will release financial results for the third quarter ended September 30, 2025 on Tuesday, October 28, 2025 before the market opens. Daryl Kenningham, Group 1’s President and Chief Executive Officer, and the Company’s senior management team will host a conference call to discuss the results later that morning at 9:00 a.m. ET.
The conference call will be simulcast live on the Internet at http://www.group1corp.com/events. A webcast replay will be available for 30 days. A copy of the Company’s presentation will also be made available at http://www.group1corp.com/company-presentations.
The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:

Domestic:	1-888-317-6003
International:	1-412-317-6061
Passcode:	9338636
A telephonic replay will be available following the call through November 4, 2025, by dialing:

Domestic:	1-877-344-7529
International:	1-412-317-0088
Replay Code:	7892681
ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 259 automotive dealerships, 324 franchises, and 37 collision centers in the United States and the United Kingdom that offer 36 brands of automobiles. Through its dealerships and omni-channel platform, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.
Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, and www.facebook.com/group1auto.
SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Terry Bratton
Manager, Investor Relations
Group 1 Automotive, Inc.
ir@group1auto.com
Media contacts:
Pete DeLongchamps
Senior Vice President, Financial Services and Manufacturer Relations
Group 1 Automotive, Inc.
pdelongchamps@group1auto.com
Kimberly Barta
Head of Marketing and Communications
Group 1 Automotive, Inc.
kbarta@group1auto.com
or
Jude Gorman / Clayton Erwin
Collected Strategies
Group1-CS@collectedstrategies.com

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